                               EXHIBIT 10(a)(3)

                             AMENDMENT TO THE 1991
                            TECNOL STOCK OPTION PLAN
                             ADOPTED JUNE 20, 1996


       The Company's Board of Directors approved an amendment to the 1991 Tecnol Stock Option Plan (the "Plan") at its meeting held on June 20, 1996. The effect of the Amendment was to amend and restate Section 14 of the Plan to read as follows:

       14.    Changes in the Company's Capital Structure.

       A. The existence of outstanding Options will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights of the Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

       If the Company effects a subdivision or consolidation of shares or other capital readjustment, pays a stock dividend, or otherwise increases or reduces the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services, or property, then (a) if the number of such shares outstanding is increased, then the number of shares of Common Stock then subject to Options under this Plan will be proportionately increased, and the Option price per share will be proportionately reduced; (b) if the number of such shares outstanding is reduced, then the number of shares of Common Stock then subject to Options under this Plan will be proportionately reduced, and the option price per share will be proportionately increased; and
(c) the number of shares then available for Options under this Plan will be proportionately increased or decreased.

       Except as herein expressly provided, the Company's issuance of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor, or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

       B. If, while unexercised Options remain outstanding under the Plan, the Company is merged or consolidated with another corporation or entity (whether or not the Company is the surviving corporation or entity) or if the Company sells or otherwise disposes of substantially all of its assets to another business entity or if the Company liquidates or dissolves, then subject to the provisions of clauses (i) and (ii) below and subject to any required action by stockholders, after the effective date of such merger, consolidation, liquidation, dissolution, or sale, as the case may be, each holder of an outstanding Option will be entitled, upon exercise of such Option, at no additional cost, to receive, in lieu of the number of shares for which such Option would otherwise then be exercisable, the number and class of shares of stock or other securities (or cash or other property) to which such holder would have been entitled pursuant to the terms of such merger, liquidation, dissolution, consolidation or sale if, immediately prior to such merger, liquidation, dissolution, consolidation or sale, the holder had been the record holder of a number of shares of Common Stock equal to the number of shares for which such Option is exercised.

       Under the conditions set forth herein, the board of directors may, but is not obligated to, cancel Options outstanding as of the effective date of any such merger, consolidation, dissolution, liquidation, or sale. If the Company is the surviving corporation or entity as of the effective date of such a merger or consolidation, the board of directors may, but is not obligated to, cancel all Options granted after June 20, 1996, and outstanding as of the effective date of such merger or consolidation; if the Company is not the surviving corporation or entity, or in the event of a liquidation, dissolution or sale, the board of directors may, but is not obligated to, cancel all Options outstanding as of the effective date of such merger, consolidation, liquidation, dissolution, or sale, provided that

       (x) notice of such cancellation is given to each holder of such an Option; and

       (y) each holder of such an Option has the right to exercise such Option to the "Applicable Extent", during a 30- day period preceding the effective date of such merger, liquidation, dissolution, consolidation, or sale, or, if notice has been given pursuant to clause (ii) below, during the 30-day period beginning on the date such notice is given. If the Option in question was granted on or before June 20, 1996, then the "Applicable Extent" is the full extent to which such Option is exercisable, without regard to any limitations set forth in or imposed pursuant to Paragraph 7 of this Plan. In all other cases, the "Applicable Extent" is the extent to which an Option is otherwise exercisable and vested by its terms as of the date notice of cancellation of such Option is given to the holder thereof, after giving effect to any action of the board of directors pursuant to clauses (i) or (ii) below.

       In the event of such a merger or consolidation (whether or not the Company is the surviving corporation or entity), or a liquidation, dissolution, or sale, and regardless of whether options outstanding under this Plan are subject to cancellation pursuant to the terms of the preceding paragraph, the board of directors may, but is not obligated to:

       (i) waive any limitations set forth in or imposed pursuant to Paragraph 7 of this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, dissolution, or sale, as the case may be, specified by the board of directors, will be exercisable in full; or

       (ii) restrict the number of shares of Common Stock (or, if applicable, other shares of stock, securities, cash or property) issuable upon exercise of each Option granted after June 20, 1996, and outstanding immediately prior to the effective time of such merger, consolidation, liquidation, dissolution, or sale, to the number of shares of Common Stock (or, if applicable, other shares of stock, securities, cash or property) for which each such Option is exercisable immediately prior to such effective time, giving full effect to the limitations set forth in or imposed pursuant to Paragraph 7 of this Plan, provided that the board of directors acts to impose such restriction prior to the effective time of such merger, liquidation, dissolution, consolidation or sale and gives notice of such restriction to each holder of such an Option not later than ten (10) days after the effective date of such merger, consolidation, liquidation, dissolution, or sale.